             As filed with the Securities and Exchange Commission
                                on July 3, 1996

                                                       Registration No. ________
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------


                         U.S. XPRESS ENTERPRISES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Nevada                                          62-1378182
- ------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)


                            -----------------------


            2931 South Market Street, Chattanooga, Tennessee 37410
         -------------------------------------------------------------
         (Address of principal executive offices, including zip codes)


                            -----------------------


Larry D. Bentley                                   A. Alexander Taylor, II, Esq.
Chief Financial Officer                            Miller & Martin
U.S. Xpress Enterprises, Inc.                      1000 Volunteer Building
2931 South Market Street                           Chattanooga, Tennessee 37402
Chattanooga, TN 37412                              (423) 756-6600
(423) 697-7377
           (Name, address and telephone number, including zip code,
                            of agents for service)

       Approximate date of commencement of proposed sale to the public:
           As soon as practicable after this registration statement
                              becomes effective.
                              -----------------

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

                            -----------------------

                          CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
                                                   Proposed           Proposed
         Title of                Amount            Maximum            Maximum        Amount of
       Securities to             to be          Offering Price       Aggregate      Registration
       be Registered          Registered(1)      Per Unit(2)     Offering Price(2)     Fee(2)
- -------------------------------------------------------------------------------------------------
Class A Common Stock, $.01
par value per share              110,182            $7.25           $798,819.50        $275.45
- -------------------------------------------------------------------------------------------------

(1) All securities subject to this Registration Statement are being registered on behalf of the selling stockholder.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the maximum aggregate offering price and the registration fee have been calculated based on $7.25, the average of the high and low prices of the Common Stock as reported by NASDAQ for trading on June 27, 1996.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 3, 1996

- --------------------------------------------------------------------------------

PROSPECTUS



                         U.S. XPRESS ENTERPRISES, INC.

                    110,182 Shares of Class A Common Stock

        This Prospectus relates to 110,000 shares of Class A Common Stock, $.01 par value per share (the "Common Stock"), of U.S. Xpress Enterprises, Inc. (the "Company"), which may be offered from time to time by a selling stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder." The Company will not receive any of the proceeds of such sales. All expenses (other than commissions and discounts of brokers, dealers or agents) incurred in connection with this offering, estimated to be $20,000, will be borne by the Selling Stockholder.

        It is anticipated that the Selling Stockholder may sell all or a portion of the shares offered by this Prospectus from time to time in one or more transactions on the NASDAQ National Market System at prevailing market prices or at prices related to prevailing market at the time of such sales, in block transactions, in negotiated transactions or by a combination of methods of offering. The Selling Stockholder may also make private sales at negotiated prices directly or through one or more brokers. The distribution of such shares may occur over an extended period of time. The Selling Stockholder and any broker, dealer or other agent executing sell orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by any such agent may be deemed to be underwriting commissions under the Securities Act.

        The Common Stock of the Company is traded on the NASDAQ National Market System under the symbol "XPRSA." On June 27, 1996, the last reported sale price of the Company's Common Stock on the NASDAQ National Market System was $7.25 per share.

        Investment in the Common Stock offered hereby involves certain risks. See "Risk Factors."

                            ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ----------------------

                  The date of this Prospectus is July 3, 1996

- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION


        The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549 at prescribed rates. The Company's common stock is listed on the National Association of Security Dealers Inc.'s Automated Quotation System National Market System under the symbol "XPRSA."

        The Company has filed with the Commission a Registration Statement on Form S-3 (herein together with all amendments and exhibits thereto called the "Registration Statement") under the Securities Act with respect to the securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial schedules filed or incorporated as a part thereof. Statements contained herein concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement as exhibits are not necessarily complete and each such statement is qualified in its entirety by reference to the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference in this
Prospectus:

        (1) The Company's Annual Report on Form 10-K for the year ended March 31, 1996; and

        (2) The description of the Company's Common Stock as set forth in the Company's Restated Articles of Incorporation filed as an exhibit to the Company's Registration Statement on Form S-1 dated May 20, 1994 (SEC File No. 33-79208).

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made by this Prospectus shall be deemed to be incorporated in this Prospectus by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information this Prospectus incorporates). Requests for such copies should be directed to U.S. Xpress Enterprises, Inc., 2931 South Market Street, Chattanooga, Tennessee 37410, Attention: Larry D. Bentley (Telephone: (423) 697-7377).

                                  THE COMPANY

        U.S. Xpress Enterprises, Inc. (the "Company") provides transportation and related information and logistics services throughout the continental United States and in parts of Canada and Mexico. The Company's principal operating subsidiary is a truckload carrier serving customers with various lengths of haul. The Company specializes in providing time - definite services that satisfy customers' needs to manage just-in-time manufacturing and distribution systems and to shorten transit times.
The Company also specializes in providing expedited service: the pickup and delivery of freight on a time-definite schedule over long distances at transit times competitive with deferred air-freight service, but at significantly lower costs.

                Each of the Company's operating subsidiaries targets a specific market niche. U.S. Xpress, Inc. ("U.S. Xpress") provides time-definite truckload service over medium and long lengths of haul, in which the length of haul primarily ranges form 800 to 2,400 miles. U.S. Xpress uses tow-person driver teams or driver relays on a majority of its shipments in order to deliver freight within two or three days to almost any point in its service territory. A former operating subsidiary of the Company , Southwest Motor Freight, Inc. ("Southwest") was merged into U.S. Xpress on April 1, 1996. CSI/Crown, Inc. ("CSI Crown") consolidates floorcoverings into truckload quantities and arranges transportation to various distribution points for local delivery service. CSI/Crown was formed January 1, 1996 from a merger of Crown Transport, Inc. and CSI/Reeves, Inc. Hall Systems, Inc. provides short-to-medium length truckload service in the southeastern United States. National Xpress Logistics, Inc. ("NXL") provides primarily third-party truckload and intermodal transportation services.

                The Company's operating strategy has positioned it to capitalize on three evolving trends in the transporation industry. First, shippers are reducing their number of approved carriers to smaller groups of core carriers. To capitalize on this trend, the Company has positioned itself as a core carrier to major shippers through its national and regional truckload capabilites; expedited, time-definite service; industry-leading technology; specialized equipment; equipment and drivers that can be assigned to dedicated customers and routes; and the capability to partner with other transportation modes.

                Second, shippers are focusing capital resources on their primary business activities and are increasingly outsourcing their transportation and logistics requirements. To address this trend, the Company established NXL to provide third-party logistics and dedicated fleet management services.

        Third, the transportation industry is continuing to consolidate, and thereby provides growth opportunities for the Company through acquisitions of transportation companies that fit the Company's strategies, such as national or regional truckload carriers; carriers specializing in expedited services; floorcovering logistics providers; and logistics management firms. The Company seeks acquisition opportunities that fit the Company's established market niches and complement the Company's existing business.


                              RECENT DEVELOPMENTS

        The Company experienced disappointing operating performance in fiscal 1996 as a result of a soft freight market and intense competition for the decreased amount of available freight. These factors contributed to reduced equipment utilization and lower average freight rates.

        Fuel prices, one of the Company's largest operating expenses, rose significantly in the fourth quarter of the fiscal 1996. While the long-term outlook for fuel prices in uncertain, the effect on the Company's operating costs could be partially offset by fuel surcharges to customers and fuel hedging programs currently in place.


                                 RISK FACTORS

        The following factors should be carefully considered along with the other information contained in this Prospectus before purchasing the shares offered hereby:

ECONOMIC FACTORS

        The availability of qualified drivers, changes in fuel prices and the supply of fuel, increases in fuel or energy taxes, interest rate fluctuations, economic recessions and customers' business cycles are economic factors over which the Company has little or no control. Significant increases or rapid fluctuations in fuel or other operating costs and interest rates, to the extent not offset by increases in freight rates, would reduce the Company's profitability. Economic recessions or downturns in customers' business cycles also could have a materially adverse effect on the operating results of the Company.

Availability of Drivers

        Competition for drivers is intense, and the Company has occasionally experienced difficulty attracting and retaining qualified drivers. There can be no assurance that it will not be affected by a shortage of qualified drivers in the future. Difficulty in attracting or retaining qualified drivers is likely to materially adversely affect the Company's operations.

Capital Requirements; Leverage

        The trucking industry is extremely capital intensive. The Company depends on operating leases and debt financing for new revenue equipment to expand the size of its fleet and maintain modern revenue equipment. If the Company were unable in the future to enter into acceptable operating lease arrangements, raise additional equity or borrow sufficient funds, it would be forced to limit its growth and operate its revenue equipment for longer periods, which is likely to adversely affect the Company's operating results.

Fuel

        Fuel is one of the Company's largest operating expenses. In April 1996 the transportation industry experienced a rapid increase in fuel prices and the increased prices have remained in effect. The Company has partially offset the effect of these increases through fuel surcharges to customers. Future increases or decreases in fuel prices are uncertain. The Company's ability to maintain fuel surcharges, if necessary, is uncertain. To the extent the Company is unable to offset fuel price increases through fuel surcharges, increased fuel prices could have a material adverse effect on the Company's results of operations.

Competition

        The trucking industry is highly competitive and includes numerous regional, inter-regional and national truckload carriers. The Company also competes with alternative forms of surface transportation, such as railroads and air freight, particularly in the longer haul segments of its business. Historically, this competition created downward pressure on the truckload industry's pricing structure. A number of the Company's competitors have greater financial resources, more equipment and larger freight capacity than the Company.

Leased Personnel

        The Company leases most of its personnel, including its drivers, from an independent personnel leasing company. The Company receives regular information regarding the personnel leasing company's payment of required payroll withholdings, workers' compensation premiums and health insurance premiums and other benefit payments. If the personnel leasing company were to default in making any such payments, a claim could be asserted against the Company for any such payments that were not made. If the personnel leasing company were to terminate its relationship with the Company for any reason, the Company would be required to engage another personnel leasing company or directly employ its personnel, which in either event could result in higher personnel costs.

Regulation

        Truckload carriers are subject to regulation by various federal and state agencies, including the Interstate Commerce Commission and the United States Department of Transportation. These regulatory authorities have broad powers, generally governing activities such as authority to engage in motor carrier operations, rates and charges, operational safety, accounting systems, certain mergers, consolidations, acquisitions and financial reporting. The Company is also subject to regulations promulgated by the Environmental Protection Agency with respect to underground storage tanks for fuel.

Voting Rights of Class A and Class B Common Stock; Voting Control by Principal Stockholders

     The voting rights of the Class A Common Stock are limited by the Company's Restated Articles of Incorporation ("Restated Articles"). On all matters with respect to which the Company's stockholders have a right to vote, including the election of directors, each share of Class A Common Stock is entitled to one vote, while each share of Class B Common Stock is entitled to two votes. Except as otherwise required by law or expressly provided in the Restated Articles, the Class A Common Stock and Class B Common Stock vote together as a single class. Class B Common Stock can be converted into shares of Class A Common Stock on a share-for-share basis at the election of the holder and will be automatically converted to shares of Class A Common Stock upon transfer, except certain transfers among existing holders of Class B Common Stock and their respective immediate family members.

Dependence on Management

     The success of the Company is highly dependent on the continued services of the Company's senior management team, particularly Messrs. Max L. Fuller and Patrick E. Quinn, Co-Chairmen of the Company's Board of Directors, neither of whom has an employment agreement. The loss of either of their services could have a materially adverse effect on the Company. In addition, the Company's continued growth depends on its ability to attract and retain skilled employees. There can be no assurance that the Company will be able to attract and retain additional qualified management in the future.

Volatility of Stock Price

     The trading price of the Common Stock could be subject to significant fluctuations in response to variations in the results of the Company's operations, its leveraged financial position, general trends in the consumer products industry, the relative illiquidity of the Company's Common Stock and stock market conditions generally.

                                Dividend Policy

        The Company intends to retain its earnings, if any, for use in its operations and repayment of outstanding indebtedness and has no current intention of paying dividends to the holders of Common Stock.

                                USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of the shares offered hereby by the Selling Stockholder.

                              SELLING STOCKHOLDER

        The following table sets forth certain information with respect to the Selling Stockholder as of June 17, 1996. The Selling Stockholder was formerly the owner of Hall Systems, Inc. ("Hall Systems"). The Company acquired 50% of the outstanding stock of Hall Systems on March 31, 1994 and the remaining 50% of the outstanding stock effective October 31, 1995. The Common Stock issued to the Selling Stockholder and being offered hereby was part of the consideration for the purchase of Hall Systems


                              Shares Beneficially         Shares
                                     Owned                 Being          Beneficially Owned
Name of Beneficial Owner       Prior to Offering          Offered         After Offering (1)
- ------------------------       -----------------          -------         --------------
Ken Adams                           110,182               110,182                0

- --------------------------

(1) Assumes that all shares covered by this Prospectus are sold or otherwise disposed of and that no other shares are acquired or transferred by the person listed in this table.

                             PLAN OF DISTRIBUTION

        It is anticipated that the Selling Stockholder may sell all or a portion of the shares offered by this Prospectus from time to time in one or more transactions on the NASDAQ National Market System at prevailing market prices or at prices related to prevailing market at the time of such sales, in block transactions, in negotiated transactions or by a combination of methods of offering. The Selling Stockholder may also make private sales at negotiated prices directly or through a broker or brokers. In connection with any such sales, the Selling Stockholder and any brokers or other agents participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered by him. The Selling Stockholder is not restricted as to the prices at which he may sell his shares or the number of shares that may be sold at any one time. The price and amount of shares sold by the Selling Stockholder could reduce the market price of the Common Stock.

        The Company has informed the Selling Stockholder that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to his sales in the market and has furnished the Selling Stockholder with a copy of these Rules and has informed him of the possible need for delivery of copies of this Prospectus.

        The Selling Stockholder will pay all expenses incident to the offering and sale of the Common Stock to the public, other than commissions and discounts of underwriters, brokers, dealers or agents.


                                 LEGAL OPINION

        The validity of the shares of the Company's Common Stock offered hereby has been passed upon for the Company by Miller & Martin, Chattanooga, Tennessee.


                                    EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference, and has been so incorporated in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than the Common Stock to which it relates or an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                               -----------------

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
Available Information......................................... 2
Incorporation of Certain
  Documents by Reference...................................... 2
The Company................................................... 3
Recent Developments........................................... 5
Risk Factors.................................................. 5
Use of Proceeds............................................... 9
Selling Stockholders.......................................... 9
Plan of Distribution.......................................... 9
Legal Opinion................................................. 10
Experts....................................................... 10

                               -----------------

- --------------------------------------------------------------------------------

                                110,182 Shares




                         U.S. XPRESS ENTERPRISES, INC.




                             Class A Common Stock





                               -----------------

                                  PROSPECTUS

                               -----------------


                                 July 3, 1996

- --------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         All amounts are estimates except the SEC registration fee.

SEC registration fee  . . . . . . . . . . . . . . . . . .     $275.45
Accounting fees and expenses  . . . . . . . . . . . . .      5,000.00
Legal fees and expenses . . . . . . . . . . . . . . . .      5,000.00
Printing and engraving expenses . . . . . . . . . . . .      2,000.00
Miscellaneous   . . . . . . . . . . . . . . . . . . . . .    7,724.55
                                                             --------
     Total  . . . . . . . . . . . . . . . . . . . . . . .  $20,000.00
                                                            ---------

         The Selling Stockholder will bear all expenses shown above.

Item 15.  Indemnification of Directors and Officers

         Article 12 of the Company's Restated Articles of Incorporation ("Restated Articles") provides as follows:

              To the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended, a director or officer of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer.

              To the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended, the corporation shall indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that such person is or was a director or officer of the corporation or any of its subsidiaries, or is or was serving at the direction of the corporation in any such capacity with any other entity whatsoever.

              The requirement that the corporation shall provide indemnification pursuant to this Article 12 shall not preclude any other or additional provision of indemnification, whether provided by law, by insurance, by agreement between this corporation and the parties to be indemnified or otherwise.

                In addition to the rights of indemnification granted herein, this corporation shall, to the fullest extent now or hereafter permitted by the Nevada General Corporation Law, provide for the advancement of expenses as they are incurred by any director or officer of the corporation in the defense of any proceeding of the type described above, in advance of the final disposition of such proceeding.

          Article 11 of the Company Bylaws provides as follows: "[a]ny director or officer, or the executor or administrator of any director or officer, is entitled to indemnification to the fullest extent permissible under the laws of this state."

Item 16.  Exhibits and Financial Statement Schedules

          (a)  The following exhibits are filed as a part of this Registration
Statement:

     Exhibit
      Number           Description of Exhibit               References
      ------           ----------------------               ----------

        4       Restated Articles of Incorporation             (1)
                of U.S. Xpress Enterprises, Inc.

                By-Laws of U.S. Xpress                         (1)
                Enterprises, Inc.

        5       Opinion of Miller & Martin

       24       Consent of Independent Public
                Accountants

                Consent of Miller & Martin
                (included in opinion filed as
                Exhibit 5)

References:

Previously filed as an exhibit to and incorporated by reference from:

          (1) Registration Statement on Form S-1 dated May 20, 1994 (SEC File No. 33-79208).

Item 17.  Undertakings

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Company hereby undertakes (1) that for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Company hereby undertakes that (1) it shall file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a) (3) of the Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) it shall remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on July 1, 1996.

                                            U.S. XPRESS ENTERPRISES, INC


                                            By:____________________________
                                               Patrick E. Quinn
                                               President

                       POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of the U.S. Xpress Enterprises, Inc., hereby severally constitute and appoint Patrick E. Quinn, Max
L. Fuller and Larry D. Bentley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable U.S. Xpress Enterprises, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                      Date
       ---------                   -----                      ----
/s/ Patrick E. Quinn        Co-Chairman of the             July 1, 1996
- ---------------------       Board of Directors,
    Patrick E. Quinn        President and
                            Treasurer (principal
                            executive officer)

/s/ Max L. Fuller           Co-Chairman of the             July 1, 1996
- ---------------------       Board of Directors,
    Max L. Fuller           Vice President and
                            Secretary (principal
                            executive officer)

/s/ Larry D. Bently         Executive Vice                 July 1, 1996
- ---------------------       President, Chief
    Larry D. Bently         Financial Officer and
                            Director (principal
                            financial officer)

/s/ E. William, Lusk Jr.    Executive Vice                 July 1, 1996
- ----------------------      President of Marketing
    E. William, Lusk Jr.    and Director

/s/ William K. Farris       Executive Vice                 July 1, 1996
- ---------------------       President of
    William K. Farris       Operations and
                            Director

/s/ James B. Baker          Director                       July 1, 1996
- ---------------------
    James B. Baker

/s/ A. Alexander            Director                       July 1, 1996
- ---------------------
Taylor, II
- ---------------------

                               INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                          Exhibit                                 Page
- ------                          -------                                 ----

 5.1          Opinion of Miller & Martin................................

23.2          Consent of Arthur Andersen LLP............................
